UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 9, 2009

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA (Address of principal executive offices)		94608 (Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreements

On February 9, 2009, LECG, LLC (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Second Amended and Restated Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007 and further amended as of December 20, 2007 (collectively, the “Credit Agreement”) with several banks and other financial institutions (the “Lenders”), including Bank of America, N.A. as administrative agent (the “Agent”).  The Second Amended and Restated Credit Agreement appears at Exhibit 10.64 to the Registrant’s Form 8-K Current Report filed on December 20, 2006, and the previous amendments to the Credit Agreement appear as Exhibits 10.44 and 10.45 to the Registrant’s Form 10-K Annual Report filed on March 17, 2008.  Among other things, the Third Amendment (capitalized terms used below have the meanings provided in the Credit Agreement):

(i)            increases the Non-Use Fee Rate payable by the Company on amounts available under the Credit Agreement by between 30 and 35 basis points;

(ii)           generally increases the interest rates payable by the Company on amounts outstanding under the Credit Agreement by revising the Applicable Margin table and revising the definition of Base Rate, with the resulting interest rates increasing by between 200 and 250 basis points;

(iii)          inserts definitions, representations, covenants and other provisions to take account of the Security Agreement (discussed below);

(iv)          revises the definition of EBIT to include certain non-cash charges, certain extraordinary non-cash losses, goodwill impairment expense and limited expended acquisition costs;

(v)           revises the definition of Required Lenders to mean two or more Lenders whose collective Pro Rata Share exceeds 50%;

(vi)          requires that the Company furnish quarterly accounts receivable aging reports to the Agent and the Lenders;

(vii)         replaces the Total Net Leverage Ratio financial covenant, which required a ratio of less than 3.0 to 1.0, with a Total Debt to EBITDA Ratio, which requires a ratio of less than 2.5 to 1.0;

(viii)        adds a Minimum Asset Coverage Ratio financial covenant (which is measured as of the last day of a Computation Period) that requires a ratio of cash and net accounts receivable divided by Total Debt of at least 1.5 to 1.0;

(ix)           increases, from 50% of EBITDA to 100% of EBITDA, the aggregate amount of all Signing and Performance Bonuses paid during any 12 month period ending from October 1, 2008 through June 30, 2009, and from 50% of EBITDA to 75% of EBITDA, the aggregate amount of such payments for any such period ending from July 1, 2009 through December 31, 2009;

(x)            revises the form of compliance certificate attached to the Credit Agreement to take account of the new or revised financial covenants; and

(xi)           waives any potential Event of Default or Unmatured Event of Default that may have previously existed under the Credit Agreement as a result of the goodwill and other asset impairment charges described in the Registrant’s Form 8-K Current Report filed on January 30, 2009.

Also on February 9, 2009, the Company, the Registrant and the Registrant’s subsidiary LECG Canada Holding, Inc. (collectively, the “Grantors”) entered into a Security Agreement with the Lenders, including the Agent (the “Security Agreement”).  Pursuant to the Security Agreement, the Grantors granted to the Agent, for the benefit of the Lenders, a security interest in all the personal property (excluding deposit accounts, as that term is defined in Article 9 of the Uniform Commercial Code of the State of Illinois) of the Grantors as security for the payment and performance of the Obligations of the Grantors to the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2009	LECG Corporation (Registrant)

	By:	/s/ Steven R. Fife
Steven R. Fife
Chief Financial Officer